As filed with the Securities and Exchange Commission on January 30, 2001
                           Registration No. 333-78985

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                            Under The Securities Act
                            of 1933 1-800-FLOWERS.COM, INC.
             (Exact name of registrant as specified in its charter)
                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                                   11-3117311
                                  (IRS Employer
                              Identification No.)
                               1600 Stewart Avenue
                            Westbury, New York 11590
              (Address of principal executive offices) (Zip Code)
                            1-800-FLOWERS.COM, INC.
                      2001 Employee Stock Purchase Plan and
                            1999 Stock Incentive Plan
                            (Full title of the Plan)

                                 James F. McCann
                             Chief Executive Officer
 Chairman of the Board of Directors 1-800-FLOWERS.COM, Inc. 1600 Stewart Avenue Westbury, New York 11590 (Name and address of agent for service) (516) 237-6000
  (Telephone number, including area code, of agent for service)



CALCULATION OF REGISTRATION FEE
                                          Proposed
                                          Maximum      Proposed
                                          Offering     Maximum       Amount of
 Title of Securities to   Amount to be    Price per    Aggregate    Registration
     be Registered        Registered<F1>    Share    Offering Price      Fee
--------------------------------------------------------------------------------

2001 Employee Stock
Purchase Plan Rights
to purchase Common Stock   $1,300,000          N/A           N/A          N/A

Common Stock, $0.01        $1,300,000<F2>    $5.50<F2>    $7,150,000   $1,787.50
par value

1999 Stock Incentive
Plan Rights to purchase
Common Stock               $3,777,787           N/A           N/A           N/A

Common Stock, $0.01        $3,777,787<F2>    $5.50<F2>    $20,777,829  $5,194.46
par value

<F1>
(1)This Registration Statement shall also cover any additional shares of common stock which become issuable under the 2001 Employee Stock Purchase Plan and 1999 Stock Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of 1-800-FLOWERS.COM, Inc.

<F2>
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of common stock of 1-800-FLOWERS.COM, INC. as reported on the Nasdaq National Market on January 26, 2001.




                                    PART II
               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

1-800-FLOWERS.COM, INC. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

(a) The Registrant's Annual Report filed October 2, 2000 on Form 10-K for the fiscal year ended July 2, 2000;

(b) The Registrant's Quarterly Report filed November 15, 2000 on Form 10-Q for the fiscal quarter ended October 1, 2000; and

(c) The Registrant's Registration Statement No. 000-26841 on Form 8-A filed with the SEC on July 27, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

All reports and  definitive  proxy or information  statements  filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Item 4. Description of Securities Not Applicable.

Item 5. Interests of Named Experts and Counsel Not Applicable.

Item 6. Indemnification of Directors and Officers

The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification. In addition, the Registrant has entered into indemnification agreements with each of its directors and officers, pursuant to which the Registrant has agreed to indemnify such directors and officers to the fullest extent permitted by the DGCL.

Item 7. Exemption from Registration Claimed Not Applicable.

Item 8. Exhibits

Exhibit 4
Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26841 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

Exhibit 5
Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
 LLP

Exhibit 10
1-800-FLOWERS.COM, Inc. 2001 Employee Stock Purchase Plan

Exhibit 23.1
Consent of Independent Auditors.

Exhibit 23.2
Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

Exhibit 24
Power  of  Attorney.  Reference  is  made to  page  II-4  of  this  Registration
Statement.

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes:(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2001 Employee Stock Purchase Plan and 1999 Stock Incentive Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the
     Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbury, State of New York on this 30th day of January, 2001.

                          1-800-FLOWERS.COM, INC.

                         By: /s/ James F. McCann
                                 James F. McCann
                      Chairman and Chief Executive Officer


                               POWER OF ATTORNEY
                      KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned officers and directors of 1-800-FLOWERS.COM, Inc, a Delaware corporation, do hereby constitute and appoint James F. McCann and William E. Shea, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                          Title                         Date

/s/ James F. McCann      Chairman and Chief Executive Officer   January 30, 2001
    James F. McCann      (Principal Executive Officer)


/s/ William E. Shea      Senior Vice President of Finance       January 30, 2001
    William E. Shea      and Administration (Principal
                         Financial and Accounting Officer)

/s/ Jeffrey C. Walker         Director                          January 30, 2001
    Jeffrey C. Walker


/s/ Kevin O'Connor            Director                          January 30, 2001
    Kevin O'Connor

/s/ Lawrence V. Calcano       Director                          January 30, 2001
    Lawrence V. Calcano

/s/ Christopher G. McCann     Director and President            January 30, 2001
    Christopher G. McCann

/s/  T. Guy Minetti           Senior Vice President -
     T. Guy Minetti           Corporate Development             January 30, 2001
                              and Director

/s/  David Beirne             Director                          January 30, 2001
     David Beirne

/s/  Charles R. Lax           Director                          January 30, 2001
     Charles R. Lax




                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                    EXHIBITS
                                       TO
                                    FORM S-8
                                     UNDER
                             SECURITIES ACT OF 1933
                            1-800-FLOWERS.COM, INC.

                                 EXHIBIT INDEX

Exhibit Number 4
Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26841 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

Exhibit 5
Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

Exhibit 10
1-800-FLOWERS.COM, Inc. 2001 Employee Stock Purchase Plan

Exhibit 23.1
Consent of Independent Auditors.

Exhibit 23.2
Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

Exhibit 24
Power of Attorney. Reference is made to page II-4 of this Registration
Statement.